Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 (Registration No. 333-104315), of our report dated March 12, 2008, with respect to the financial statements of Emergent Group Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California
March 27, 2008